Exhibit 10.1

AMENDMENT TO THE

CELCUITY INC. AMENDED AND RESTATED

2017 STOCK INCENTIVE PLAN

May 9, 2024

AMENDMENTS:

1. Amendment. Section 4.1 of the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan is hereby amended in its entirety to read as follows:

“4.1. Plan Reserve. Subject to adjustment as provided in Section 4.4 of the Plan, an aggregate of Five Million Five Hundred Seventy-Six Thousand Four Hundred Sixty (5,576,460) Shares are reserved for issuance under the Plan. On January 1 of each year commencing in 2025 and ending on (and including) January 1, 2027, an additional number of Shares shall become available for issuance under the Plan equal to the lesser of: (i) one percent (1%) of the number of Shares issued and outstanding as of the immediately preceding December 31, and (ii) another amount determined by the Board. Notwithstanding the foregoing, the number of Shares available under the Plan to be issued as Incentive Stock Options shall not exceed Four Million Seven Hundred Fifty Thousand (4,750,000) Shares, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provisions.”

2. Amendment. Section 4.3 of the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan is hereby amended in its entirety to read as follows:

“4.3. Incentive Award Limitations Under the Plan. Notwithstanding any provision in the Plan to the contrary, the number of Shares subject to an Incentive Award or Awards granted under the Plan in any calendar year to any one Eligible Recipient shall not, in the aggregate, be more than 500,000 Shares. Such annual Incentive Award limitations shall be subject to adjustment as provided in Section 4.4 of the Plan. For purposes of applying such annual Incentive Award limitations to Incentive Awards denominated in a form other than Shares, the number of Shares subject to such Incentive Award shall be determined by dividing the maximum amount payable under such Incentive Award by the Fair Market Value of a Share at the date of grant.

3. Effective Date. The foregoing amendment shall be effective as of May 9, 2024.